Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com
February 6, 2009
THE RYLAND GROUP, INC.
24025 Park Sorrento, Suite 400
Calabasas, California 91302

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We serve as counsel to The Ryland Group, Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on February 6, 2009, including the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of an unlimited amount of Securities (as defined below).
     As used herein, the term “Securities” includes (i) senior, senior subordinated, or subordinated debt securities (the “Debt Securities”) consisting of debentures, notes, and/or other evidences of indebtedness; (ii) guarantees of Debt Securities (the “Guarantees”) by the subsidiaries of the Company set forth in the Registration Statement (the “Guarantors”), which Guarantees will be full and unconditional; (iii) shares of common stock, par value $1.00 per share (“Common Stock”); (iv) whole or fractional shares of preferred stock, par value $1.00 per share (“Preferred Stock”); (v) Preferred Stock that may be issued in the form of depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Depositary Receipts”); (vi) contracts to purchase Debt Securities, Common Stock and/or Preferred Stock (“Stock Purchase Contracts”) or units consisting of Stock Purchase Contracts and Debt Securities, Common Stock and/or Preferred Stock (“Stock Purchase Units”); and (vii) warrants to purchase Debt Securities (the “Debt Securities Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Common Stock (the “Common Stock Warrants”), as designated by the Company at the time of the offering (collectively, the “Warrants”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).
     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the “Documents”):
     (a) The Registration Statement;
     (b) The corporate charter of the Company, as in effect on the date hereof, represented by Articles of Restatement filed with State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on April 25, 2005 and the Articles Supplementary filed with the SDAT on December 23, 2008 (in the form attached to the Company Certificate (as defined below)) (the “Charter”);
     (c) The Bylaws of the Company, as amended, as in effect on the date hereof, (in the form attached to the Company Certificate) (the “Bylaws”);

The Ryland Group, Inc.
February 6, 2009

     (d) Resolutions adopted by the Company’s Board of Directors relating to the authorization of the filing of the Registration Statement and to the issuance of the Securities (in the form attached to the Company Certificate);
     (e) The certificate or articles of incorporation (or equivalent organizational document) of each Guarantor, as in effect on the date hereof, (in the form attached to the Guarantor Certificate (as defined below));
     (f) The Bylaws (or equivalent organizational document) of each Guarantor, as amended and restated and in effect on the date hereof, (in the form attached to the Guarantor Certificate);
     (g) Resolutions adopted by the Board of Directors (or equivalent governing body) of each of the Guarantors relating to the authorization by each of the Guarantors of the filing of the Registration Statement and to the issuance of the Guarantees (in the form attached to the Guarantor Certificate);
     (h) A good standing certificate for the Company, dated as of a recent date, issued by the SDAT;
     (i) The good standing certificates for each of the Guarantors, dated as of a recent date, issued by various state authorities of each of the Guarantors;
     (j) The form of indenture dated as of June 28, 1996, by and among the Company and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee;
     (k) The form of indenture dated as of June 12, 2001, by and among the Company and SunTrust Bank, as trustee;
     (l) A form of supplemental indenture relating to the Guarantees;
     (m) A certificate executed by the Secretary of the Company (the “Company Certificate”), dated as of the date hereof, as to certain factual matters; and
     (n) A certificate executed by the Secretary, or equivalent officer, of each of the Guarantors (each, a “Guarantor Certificate” and together with the Company Certificate, the “Secretary Certificates”), dated as of the date hereof, as to certain factual matters.
     In examining the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Secretary Certificates.

The Ryland Group, Inc.
February 6, 2009

     We further assume that:
     (a) The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Company Board Action”) in accordance with the Company’s Charter and Bylaws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.
     (b) The Company will not issue any Securities in excess of the number or amount authorized by a Company Board Action.
     (c) The issuance, sale, amount and terms of the Guarantees to be offered from time to time by each of the Guarantors will be authorized and determined by proper action of the Board of Directors, or equivalent governing body (or where permitted, a committee of the members thereof) of each of the Guarantors (each, a “Guarantor Authorizing Action”) in accordance with each Guarantor’s organizational documents and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon each Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over each Guarantor.
     (d) Any Debt Securities will be issued under a valid and legally binding indenture (an “Indenture”) as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”), in each case duly authorized, executed and delivered by the Company, and, if required by the Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.
     (e) Any Guarantees will be issued under a valid and legally binding Supplemental Indenture, in each case duly authorized, executed and delivered by the Guarantor, and, if required by the Supplemental Indenture an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.
     (f) Appropriate debentures, notes and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Company’s Charter and Bylaws and applicable law.
     (g) Prior to the issuance of any shares of Preferred Stock (including any Depositary Shares, Preferred Stock that is the subject of Preferred Stock Warrants or any convertible Debt Securities), or Common Stock (including Common Stock that is the subject of Common Stock Warrants or any convertible Debt Securities or convertible Preferred Stock), there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by articles supplementary or by classification or reclassification of existing capital stock and the filing of articles supplementary, will have been taken.
     (h) For shares of Preferred Stock or Common Stock represented by certificates (“Certificates”), appropriate Certificates representing shares of Preferred Stock or Common Stock will be executed and delivered

The Ryland Group, Inc.
February 6, 2009

upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter and Bylaws and applicable law. For shares of Preferred Stock or Common Stock not represented by certificates, the applicable Company Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter and Bylaws and applicable law.
     (i) Any Depositary Shares will be issued under a valid and legally binding deposit agreement (a “Deposit Agreement “) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and will comply with the Company’s Charter and Bylaws and applicable law.
     (j) Appropriate Depositary Receipts representing Depositary Shares will be executed and delivered prior to or upon the issuance and sale of any Depositary Shares and will comply with the Company’s Charter and Bylaws, the Deposit Agreement, and applicable law.
     (k) Prior to the issuance of any Stock Purchase Contracts or Stock Purchase Units, there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Stock Purchase Contracts or Stock Purchase Units, whether by articles supplementary or by classification or reclassification of existing capital stock and the filing of articles supplementary, will have been taken.
     (l) Any Stock Purchase Contracts or Stock Purchase Units will be issued under a valid and legally binding stock purchase agreement (a “Stock Purchase Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and will comply with the Company’s Charter and Bylaws and applicable law.
     (m) Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter and Bylaws and applicable law.
     (n) The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.
     (o) To the extent that the obligations of the Company or any Guarantor under any Indenture, Supplemental Indenture, Deposit Agreement, Stock Purchase Agreement or Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such agreement (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

The Ryland Group, Inc.
February 6, 2009

     (p) The Registration Statement has been declared effective and will remain effective under the Securities Act.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
     (1) Upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Company Board Action, the Debt Securities and the applicable Indenture, Supplemental Indenture together with an officer’s certificate, if any, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture, will constitute valid and legally binding obligations of the Company.
     (2) Upon issuance and delivery of certificates for such Guarantees in accordance with the terms and provisions of the applicable Guarantor Authorizing Action, the Guarantees and the applicable Indenture, Supplemental Indenture together with an officer’s certificate, if any, the terms of each Guarantor’s organizational documents and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Guarantees pursuant to the conversion of one or more series of Securities convertible into Debt Securities subject to such Guarantees, the Guarantees represented by such certificates will be duly authorized and, when the Debt Securities relating to such Guarantees have been duly authenticated in accordance with the terms of the applicable Indenture, will constitute valid and legally binding obligations of the Guarantor.
     (3) Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing shares of Common Stock, against payment therefor in accordance with the terms and provisions of the applicable Company Board Action, the Charter, the Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for shares of Common Stock pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of the Debt Securities or Preferred Stock convertible into Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.
     (4) Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing shares of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Company Board Action, the Charter, the Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for shares of Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or the conversion of one or more series of the Debt Securities convertible into Preferred Stock, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.
     (5) Upon issuance of Depositary Shares, and upon issuance and delivery of the Depositary Receipts against payment therefor in accordance with the terms and provisions of the applicable Company Board Action, the Charter, the Bylaws and applicable law, the Deposit Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement (and upon the taking of the action contemplated in paragraph 4 above with respect to the underlying Preferred Stock), the Depositary Shares will be duly authorized and will constitute valid and legally binding obligations of the Company.

The Ryland Group, Inc.
February 6, 2009

     (6) Upon execution, issuance and delivery of certificates for such Stock Purchase Contracts or Stock Purchase Units against payment therefor in accordance with the terms and provisions of the applicable Company Board Action, the Charter, the Bylaws and applicable law, the Stock Purchase Contracts or Stock Purchase Units and the applicable Stock Purchase Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Stock Purchase Contracts and Stock Purchase Units will be duly authorized and will constitute valid and legally binding obligations of the Company.
     (7) Upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of the applicable Company Board Action, the Charter, the Bylaws and applicable law, the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Warrants will be duly authorized and will constitute valid and legally binding obligations of the Company.
     In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:
     (a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.
     (b) We do not express any opinion herein concerning any law other than the Maryland General Corporation Law and the New York Business Corporations Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the New York Constitution and the reported judicial decisions interpreting the foregoing). The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
     (c) We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.
     (d) The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
DLA PIPER LLP (US)
/s/ DLA Piper LLP (US)